SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 15, 2014, Standard Motor Products, Inc. (the "Company") held its Annual Meeting of Stockholders. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of ten Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Pamela Forbes Lieberman	17,055,042	1,456,454	3,454,372
Joseph W. McDonnell	18,470,196	41,300	3,454,372
Alisa C. Norris	18,468,923	42,573	3,454,372
Arthur S. Sills	18,108,355	403,141	3,454,372
Lawrence I. Sills	18,438,825	72,671	3,454,372
Peter J. Sills	18,109,021	402,475	3,454,372
Frederick D. Sturdivant	18,444,555	66,941	3,454,372
William H. Turner	18,407,654	103,842	3,454,372
Richard S. Ward	18,428,730	82,766	3,454,372
Roger M. Widmann	18,420,219	91,277	3,454,372

(b)	Ratification of Appointment of KPMG LLP as the Company's Registered Public Accounting Firm for the year ended December 31, 2014:

Votes For	Votes Against	Abstain
21,607,598	91,761	266,509

(c)	Approval of non-binding, advisory resolution on the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,117,410	380,723	1,013,363	3,454,372

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 19, 2014